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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            -----------------------


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):


                                 July 23, 1999
                            -----------------------


                          AVERY DENNISON CORPORATION
            (Exact name of registrant as specified in its charter)
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

          Delaware                     001-7685                 95-1492269
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
    of incorporation or                                   Identification Number)
       organization)


           150 N. Orange Grove Boulevard                 91103
               Pasadena, California                   (Zip Code)
      (Address of principal executive offices)
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                                (626) 304-2000
             (Registrant's telephone number, including area code)



                                Not Applicable
         (Former name or former address, if changed since last report)


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ITEM 5.    Other Events.

           On July 8, 1999 Vision Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Avery Dennison Corporation, a Delaware Corporation ("Avery Dennison") completed its cash tender offer for all of the common stock, par value $.01 per share ("Common Stock") of Stimsonite Corporation, a Delaware corporation ("Stimsonite") pursuant to an Agreement and Plan of Merger, dated as of June 4, 1999, by and among Purchaser, Avery Dennison and Stimsonite. Purchaser accepted for payment 8,307,660 shares of Common Stock (which included 807,134 shares subject to guaranty of delivery), representing approximately 98.4% of Stimsonite's outstanding shares, for a cash price of $14.75 per share, net to the seller, without interest. The shares were purchased pursuant to a tender offer (the "Offer") commenced on June 10, 1999 to acquire all of the outstanding shares of Stimsonite's Common Stock.

           On July 9, 1999, Avery Dennison completed the merger of Purchaser with and into Stimsonite. Upon consummation of the merger, Stimsonite became a wholly-owned subsidiary of Avery Dennison, and the stockholders of Stimsonite whose shares were not purchased pursuant to the Offer became entitled to receive $14.75 per share. The total purchase price for Stimsonite was approximately $136 million.

           The funds used to consummate the acquisition were obtained through issuance of commercial paper and extendible commercial notes (collectively, the "Notes"). Such Notes were issued on customary terms and bear market rates of interest and have maturities of less than 366 days with respect to commercial paper and less than 390 days with respect to extendible commercial notes.

ITEM 7.    Financial Statements and Exhibits.

    (c)    Exhibits.

    2.1 Agreement and Plan of Merger, dated as of June 4, 1999, by and among Purchaser, Avery Dennison and Stimsonite (incorporated herein by reference to Exhibit (c)(1) of the Schedule 14D-1 of Avery Dennison, dated June 10, 1999).
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                                  SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            AVERY DENNISON CORPORATION


                            /s/    Robert G. van Schoonenberg
                            -----------------------------------
                            By:    Robert G. van Schoonenberg
                            Title: Senior Vice President, General Counsel and
                                   Secretary

Dated:     July 23, 1999
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                                 EXHIBIT INDEX
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Exhibit
Number                   Description
-------                  -----------
  2.1 Agreement and Plan of Merger, dated as of June 4, 1999, by and among Avery Dennison Corporation, Vision Acquisition Corporation and Stimsonite Corporation (incorporated herein by reference to Exhibit (c)(1) of the Schedule 14D-1 of Avery Dennison Corporation, dated June 10, 1999).
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